Exhibit 23.1







               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 27, 1997, except for Note 14, which is as of March 26, 1998, relating to consolidated financial statements of Yuasa, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Philadelphia, PA
March 27, 1998